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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS



Conso Products Company

         We hereby consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 333-20671, 33-97146 and 33-85518) of our report dated September 5, 1997 incorporated by reference in the Annual Report on Form 10-K of Conso Products Company for the fiscal year ended June 28, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Greenville, South Carolina
September 16, 1997